Exhibit 99.1

FOR IMMEDIATE RELEASE	NOVEMBER 2, 2009

SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 · 800 · TO · SYKES
http://www.sykes.com
EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500
SYKES ENTERPRISES, INCORPORATED REPORTS
THIRD-QUARTER 2009 FINANCIAL RESULTS
Sustained revenue growth and strong operating margins deliver above-expectations earnings per share performance;
raising 2009 business outlook
TAMPA, FL – November 2, 2009 — Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today third-quarter 2009 financial results.
Third quarter 2009 Highlights
•	Third quarter 2009 revenues of $213.5 million increased $6.4 million, or 3.1%, over the comparable quarter last year, with the U.S. dollar negatively impacting revenues by $8.8 million; on a constant currency basis, comparable revenues were up 7.4%

•	Third quarter 2009 operating margin increased to 9.7% from 9.3% on a comparable basis; third quarter 2009 operating margins include a $0.3 million (0.2% of revenues) impairment loss on intangibles related to the March 2005 acquisition of Kelly, Luttmer & Associates Limited (KLA) as well as $1.0 million (0.5% of revenues) in transaction costs related to the proposed ICT Group acquisition; excluding the impairment loss and the transaction costs, the 110 basis points comparable operating margin increase was due principally to sustained revenue growth and expense leverage, coupled with favorable translation of certain non-dollar denominated expenses

•	Third quarter 2009 tax rate was 11.3% versus 16.0% in the comparable quarter last year and below the 20% to 22% range provided in the Company’s third quarter 2009 business outlook; the decline in the tax rate in both cases was related to a reduction in foreign withholding taxes, release of valuation allowances and a shift in the mix of earnings

•	Third quarter 2009 earnings per share were $0.46 versus $0.47 in the comparable quarter last year; the $0.01 per share comparable decline was principally related to a drop in other income due to a reduction in realized and unrealized foreign currency transaction gains, coupled with a decrease in interest income due to lower interest rates

•	Compared to an earnings per share range of $0.31 to $0.34 provided in the Company’s third quarter 2009 business outlook, the $0.12 to $0.15 earnings per share outperformance was due to a combination of sustained revenue growth, expense leverage, favorable translation of certain non-dollar denominated expenses and a lower tax rate
Third Quarter 2009 Review
Americas
Revenues generated from the Company’s Americas segment, including operations in North America and offshore (Latin America and the Asia Pacific region), increased 10.4% to $152.9 million, or 71.6% of total revenues, for the third quarter of 2009. Revenues for the prior year period totaled $138.6 million, or 66.9% of total revenues. The comparable revenue increase of $14.3 million included an $18.3 million increase in customer care demand, offsetting a negative decline of $4.0 million related to weaker currencies within the Americas region relative to the U.S. dollar. Excluding the currency impact, revenues rose 13.2% due to increased customer care demand from new client wins, new program wins with existing clients and expansion of existing programs across the communications and financial services verticals. Approximately 60.5% of Americas third quarter 2009 revenues was generated from services provided offshore compared to approximately 62.1% in the prior year quarter, with the percentage decrease due primarily to an increased revenue contribution from the U.S.
The Americas income from operations for the third quarter of 2009 increased 25.2% to $27.8 million, with an operating margin of 18.2% versus 16.0% in the comparable quarter last year. The Americas third quarter 2009 operating margin reflects the impact of an impairment loss on intangibles related to KLA, approximately 0.2% of Americas revenues. Excluding the KLA impairment, the 240 basis points comparable increase in the Americas operating margin was due principally to sustained revenue growth and expense leverage, combined with favorable translation of certain non-dollar denominated expenses, more than offsetting the costs associated with capacity additions and ramp-up of new client programs.
EMEA
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region decreased 11.6% to $60.6 million, representing 28.4% of total revenues for the third quarter of 2009 compared to $68.5 million, or 33.1%, in the prior year’s third quarter. The comparable revenue decrease of $7.9 million included a $4.9 million negative impact from an unfavorable Euro/U.S. dollar exchange rate, coupled with a $3.0 million decrease in customer care demand. Excluding the currency impact, the 4.5% comparable decrease in customer care demand was driven primarily by the technology vertical, in-line with the Company’s expectations as discussed in its third quarter 2009 business outlook. This decrease in customer care demand more than offset demand from certain existing client programs within the communications and transportation verticals. Although there are tentative signs of demand stabilization in certain programs within the technology vertical, the Company is gaining traction in EMEA with new client wins within the communications and financial services verticals, which should help mitigate some of the recent volume softness in the technology vertical.
The EMEA income from operations for the third quarter of 2009 decreased 44.9% to $3.9 million, with an operating margin of 6.4% versus 10.3% in the comparable quarter last year. Although the 390 basis point comparable decrease in the EMEA operating margin was principally a result of negative operating leverage, the Company continues to make strides in reducing its direct and indirect expenses, positioning itself for margin improvement as demand eventually stabilizes.
Corporate G&A Expenses
Corporate costs increased 9.7% to $11.0 million, or 5.2% of revenues, in the third quarter of 2009, compared to $10.1 million, or 4.9% of revenues, in the comparable quarter last year. Excluding $1.0 million in transaction costs (legal and professional fees) associated with the proposed ICTG acquisition, or 0.5% of revenues, corporate costs declined slightly due principally to lower travel costs.

Interest & Other Income and Taxes
Interest and other income for the third quarter of 2009 totaled approximately $0.5 million compared to $4.0 million for the same period last year. The $3.5 million comparable decrease in interest and other income was primarily attributable to a decrease in realized and unrealized foreign currency transaction gains coupled with lower interest income resulting from lower interest rates on higher average cash balances.
The Company’s third quarter 2009 effective tax rate was 11.3% versus 16.0% in the same period last year and below the 20% to 22% range provided in the Company’s third quarter 2009 business outlook. The decline in the tax rate on a comparable basis and relative to the business outlook was related to a reduction in foreign withholding taxes, release of valuation allowances and a shift in the mix of earnings.
Liquidity and Capital Resources
The Company’s balance sheet at September 30, 2009 remained strong with cash and cash equivalents of $270.6 million and no outstanding debt. Approximately $249.5 million of the Company’s September 30th cash balance was held in international operations and would be subject to additional taxes if repatriated back to the U.S. At September 30, 2009, the Company also had $50 million of capacity available under its credit facility.
Business Outlook
The Company’s fourth-quarter and full-year 2009 business outlook reflects the following assumptions:
•	On balance, demand trends remain encouraging. Within the Americas region, the Company continues to experience sustained growth in customer care demand from new programs with certain existing clients as well as expansion of existing programs within the communications and financial services verticals, partially offset by lower demand with certain existing clients due to macroeconomic weakness and certain client programs that are expiring. Although the Company is gaining traction in EMEA with new client wins within the communications and financial services verticals, the region overall continues to be impacted by volume softness and some pricing pressure with certain embedded client programs primarily within the technology vertical;

•	The Company plans to further increase its net seat additions in 2009 on a consolidated basis to between 2,200 and 2,300 from its previous upwardly-revised forecast of 1,700 to 1,900. The 600 to 700 incremental seat additions expected in the fourth quarter, on top of the net 1,600 seats added year-to-date through September 30, 2009, are planned mostly for the Americas region. These incremental seat additions are at the request of certain clients that are seeking to expand programs at centers where they already have existing operations. Accordingly, ramp-related expenses associated with the updated capacity additions are anticipated to be slightly higher-than-expected through the remainder of the fourth quarter;

•	Anticipated interest income of approximately $0.5 million, which excludes the potential impact of any foreign exchange gains or losses in other income;

•	Fourth-quarter 2009 tax rate is driven primarily by a shift in the mix of earnings to higher tax jurisdictions while a reduction in the full-year 2009 tax rate range relative to the Company’s previous business outlook is related to a reduction in foreign withholding taxes, release of valuation allowances and a shift in the mix of earnings; and

•	Fourth quarter 2009 earnings per share range do not include the potential impact of on-going transaction costs related to the proposed ICT Group acquisition.
Considering the above factors, the Company anticipates the following financial results for the three months ended December 31, 2009:
•	Revenues in the range of $213 million to $215 million

•	Tax rate in the range of 23% to 25%

•	EPS in the range of $0.32 to $0.35 per diluted share

•	Capital expenditures in the range of $5.0 million to $7.0 million
For the twelve months ended December 31, 2009, the Company anticipates the following financial results:
•	Revenues in the range of $839 million to $841 million

•	Tax rate in the range of 16% to 18%

•	EPS in the range of $1.49 to $1.52 per diluted share

•	Capital expenditures in the range of $28.0 million to $30.0 million
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, November 3, 2009 at 10:00 a.m. Eastern Standard Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/phoenix.zhtml?c=119541&p=irol-news&nyo=0.
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific Rim) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) regulatory proceedings that affect the ability to complete the proposed ICTG acquisition as contemplated, (xxvii) the potential of cost savings/synergies associated with the proposed ICTG acquisition not being realized, or will not be realized within the anticipated time period, (xxviii) the potential loss of key clients related to the proposed ICTG acquisition, (xxix) risks related to the integration of the businesses of SYKES and ICTG if the proposed ICTG acquisition is completed, (xxx) the possibility that the proposed ICTG acquisition does not close, including but not limited to, due to the failure to satisfy the closing conditions, and (xxxi) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,	September 30,
	2009	2008
Revenues	$213,494	$207,066
Direct salaries and related costs	(134,429)	(130,509)
General and administrative	(58,047)	(57,304)
Impairment loss on goodwill & intangibles	(324)	—

Income from operations	20,694	19,253
Other income, net	476	3,964

Income before provision for income taxes	21,170	23,217
Provision for income taxes	(2,388)	(3,725)

Net income	$18,782	$19,492

Net income per basic share	$0.46	$0.48
Shares outstanding, basic	40,743	40,678

Net income per diluted share	$0.46	$0.47
Shares outstanding, diluted	41,097	41,070

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2009	2008
Revenues	$625,574	$618,416
Direct salaries and related costs	(398,409)	(395,197)
General and administrative	(170,011)	(171,083)
Impairment loss on goodwill & intangibles	(1,908)	—

Income from operations	55,246	52,136
Other income, net	2,675	11,081
Impairment loss on investment in SHPS	(2,089)	—

Income before provision for income taxes	55,832	63,217
Provision for income taxes	(7,932)	(10,286)

Net income	$47,900	$52,931

Net income per basic share	$1.18	$1.30
Shares outstanding, basic	40,662	40,590

Net income per diluted share	$1.17	$1.29
Shares outstanding, diluted	41,011	40,928

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)

	Three Months Ended
	September 30,	September 30,
	2009	2008
Revenues:
Americas	$152,940	$138,573
EMEA	60,554	68,493

Total	$213,494	$207,066

Operating Income:
Americas	$27,830	$22,237
EMEA	3,899	7,079
Corporate G&A expenses	(11,035)	(10,063)

Income from operations	20,694	19,253

Other income, net	476	3,964
Provision for income taxes	(2,388)	(3,725)

Net income	$18,782	$19,492

	Nine Months Ended
	September 30,	September 30,
	2009	2008
Revenues:
Americas	$444,682	$413,469
EMEA	180,892	204,947

Total	$625,574	$618,416

Operating Income:
Americas	$76,207	$66,178
EMEA	10,310	15,764
Corporate G&A expenses	(31,271)	(29,806)

Income from operations	55,246	52,136

Impairment loss on investment in SHPS	(2,089)	—
Other income, net	2,675	11,081
Provision for income taxes	(7,932)	(10,286)

Net income	$47,900	$52,931

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2009	2008
	(Unaudited)
Assets:
Current assets	$472,092	$396,518
Property and equipment, net	80,680	80,390
Other noncurrent assets	49,677	52,634

Total assets	$602,449	$529,542

Liabilities & Shareholders’ Equity:
Current liabilities	$129,457	$126,110
Noncurrent liabilities	21,457	19,402
Shareholders’ equity	451,535	384,030

Total liabilities and shareholders’ equity	$602,449	$529,542

Sykes Enterprises, Incorporated
Supplementary Data

	Q3 2009	Q3 2008
Geographic Mix (% of Total Revenues):

Americas (1)	71.6%	66.9%
Europe, Middle East & Africa (EMEA)	28.4%	33.1%

Total:	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America and the Asia Pacific (APAC) Region. Latin America and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q3 2009	Q3 2008
Vertical Industry Mix (% of Total Revenues):

Communications	38%	29%
Technology / Consumer	28%	33%
Financial Services	15%	15%
Transportation & Leisure	9%	10%
Healthcare	6%	6%
Other	4%	7%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)

	Three Months Ended
	September 30,	September 30,
	2009	2008
Cash Flow From Operating Activities:
Net income	$18,782	$19,492
Depreciation and amortization	6,979	6,929
Changes in assets and liabilities and other	584	(944)

Net cash provided by operating activities	$26,345	$25,477

Capital expenditures	$4,899	$9,482
Cash interest paid	$122	$57
Cash taxes paid	$5,248	$3,728

	Nine Months Ended
	September 30,	September 30,
	2009	2008
Cash Flow From Operating Activities:
Net income	$47,900	$52,931
Depreciation and amortization	20,917	21,125
Changes in assets and liabilities and other	(8,983)	(17,626)

Net cash provided by operating activities	$59,834	$56,430

Capital expenditures	$23,207	$25,730
Cash interest paid	$752	$277
Cash taxes paid	$11,522	$13,702